Exhibit 4.3

EXECUTION VERSION

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of October 31, 2016, among L-3 Communications Corporation (or its permitted successor), a Delaware corporation (the “Company”), each direct or indirect subsidiary of the Company signatory hereto (each, a “Guaranteeing Subsidiary”, and collectively, the “Guaranteeing Subsidiaries”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guaranteeing Subsidiaries party thereto have heretofore executed and delivered to the Trustee (1) an indenture dated May 21, 2010 (the “Base Indenture”), (2) a first supplemental indenture dated as of May 21, 2010 (the “First Supplemental Indenture”), providing for the issuance of $800,000,000 4.750% Senior Notes due 2020 (the “2020 Notes”) , (3) a second supplemental indenture dated as of February 7, 2011 (the “Second Supplemental Indenture”), providing for the issuance of $650,000,000 4.95% Senior Notes due 2021 (the “2021 Notes”), (4) a third supplemental indenture dated as of November 22, 2011 (the “Third Supplemental Indenture”), providing for the issuance of $500,000,000 3.95% Senior Notes due 2016 (the “2016 Notes”), (5) a fourth supplemental indenture dated as of February 3, 2012 (the “Fourth Supplemental Indenture”), providing for the accession of certain Guaranteeing Subsidiaries, (6) a fifth supplemental indenture dated as of May 28, 2014 (the “Fifth Supplemental Indenture”), providing for the issuance of $350,000,000 1.50% Senior Notes due 2017 (the “2017 Notes”) and the issuance of $650,000,000 3.95% Senior Notes due 2024 (the “2024 Notes”, together with the 2020 Notes, the 2021 Notes, the 2016 Notes, the 2017 Notes and the 2024 Notes, collectively, the “Notes”) and (7) a sixth supplemental indenture dated as of June 21, 2016 (the “Sixth Supplemental Indenture”, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Base Indenture, collectively, the “Indenture”), effecting certain amendments to the Indenture;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Seventh Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	SUBSIDIARY GUARANTOR. The Guaranteeing Subsidiaries hereby agree to each be Guarantors under the Indenture and to be bound by, and in accordance with, the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.	RELEASES. The Guarantees of the Guaranteeing Subsidiaries shall be unconditionally released and discharged as provided in Section 10.4 of the Indenture.

4.	NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Seventh Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.	NEW YORK LAW TO GOVERN. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.	COUNTERPARTS. The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.	THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

9.	BENEFITS ACKNOWLEDGED. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Seventh Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

10.	SUCCESSORS. All agreements of the Guaranteeing Subsidiaries in this Seventh Supplemental Indenture shall bind its successors, except as otherwise provided in Section 10.4 of the Indenture. All agreements of the Trustee in this Seventh Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: October 31, 2016	L-3 COMMUNICATIONS CORPORATION

	By:	/s/ Stephen M. Souza

Name: Stephen M. Souza Title: Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

Electrodynamics, Inc.

Interstate Electronics Corporation

L-3 Advanced Programs, Inc.

L-3 Applied Technologies, Inc.

L-3 Chesapeake Sciences Corporation

L-3 Communications AIS GP Corporation

L-3 Communications Avionics Systems, Inc.

L-3 Communications Cincinnati Electronics Corporation

L-3 Communications Electron Technologies, Inc.

L-3 Communications EO/IR, Inc.

L-3 Communications ESSCO, Inc.

L-3 Communications Flight Capital LLC

L-3 Communications Flight International Aviation LLC

L-3 Communications Foreign Holdings, Inc.

L-3 Communications Investments Inc.

L-3 Communications MariPro, Inc.

L-3 Communications Mobile-Vision, Inc.

L-3 Communications Security And Detection Systems, Inc.

L-3 Communications Vector International Aviation LLC

L-3 Communications Vertex Aerospace LLC

L-3 Communications Westwood Corporation

L-3 Domestic Holdings, Inc.

L-3 Fuzing And Ordnance Systems, Inc.

L-3 Unidyne, Inc.

L-3 Unmanned Systems, Inc.

Pac Ord Inc.

Power Paragon, Inc.

SPD Electrical Systems, Inc.

SPD Switchgear Inc.

L-3 Afghanistan, LLC

L-3 Army Sustainment LLC

L-3 Centaur, LLC

L-3 CTC Aviation Holdings Inc.

L-3 CTC Aviation Leasing (US) Inc.

L-3 CTC Aviation Training (US) Inc.

L-3 Investments, LLC

As Guaranteeing Subsidiaries

By:	/s/ Stephen M. Souza

Name: Stephen M. Souza Title: Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

By:	L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:	/s/ Stephen M. Souza

Name: Stephen M. Souza Title: Vice President and Treasurer

Mustang Technology Group, L.P., a Texas limited partnership

By:	L-3 COMMUNICATIONS CORPORATION, as General Partner

By:	/s/ Stephen M. Souza

Name: Stephen M. Souza Title: Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

Dated: October 31, 2016	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

	By:	/s/ Julie Hoffman-Ramos

Name: Julie Hoffman-Ramos Title: Vice President

[Signature Page to Seventh Supplemental Indenture]